EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Amendment No. 2 to Schedule 13G with respect to the Common stock, par value $0.0001 per share of DocGo Inc., dated as of February 14, 2023, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date: February 14, 2023	MOORE CAPITAL MANAGEMENT, LP

	By:	/s/ James E. Kaye
James E. Kaye
Vice President

Date: February 14, 2023	MMF LT, LLC

	By:	/s/ James E. Kaye
James E. Kaye
Vice President

Date: February 14, 2023	MOORE GLOBAL INVESTMENTS, LLC By: Moore Capital Management, LP

	By:	/s/ James E. Kaye
James E. Kaye
Vice President

Date: February 14, 2023	MOORE CAPITAL ADVISORS, L.L.C.

	By:	/s/ James E. Kaye
James E. Kaye
Vice President

Date: February 14, 2023	KENDALL AF, LLC

	By:	/s/ James E. Kaye
James E. Kaye
Vice President

Date: February 14, 2023	KENDALL CAPITAL MARKETS, LLC

	By:	/s/ James E. Kaye
James E. Kaye
Attorney-in-Fact

Date: February 14, 2023	LOUIS M. BACON

	By:	/s/ James E. Kaye
James E. Kaye
Attorney-in-Fact